UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2014

WILLDAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33076	14-1951112
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East Katella Avenue, Suite 300, Anaheim, California 92806

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 424-9144

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐         Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.             Regulation FD Disclosure.

On June 20, 2014, Willdan Group, Inc. (“Willdan”) issued a press release outlining Willdan’s growth strategy and announcing financial targets for the upcoming three-year period. A copy of the press release is furnished as Exhibit 99.1 hereto.

Additionally, Willdan has prepared materials for investors and other business information in advance of investor and analyst meetings during the weeks of June 16, 2014 and June 23, 2014.  A copy of these materials is furnished as Exhibit 99.2 hereto.

The information in this item 7.01 and the attached Exhibits 99.1 and 99.2 to this Current Report on Form 8-K are furnished (not filed) pursuant to Regulation FD.

This Current Report on Form 8-K contains forward-looking statements, which involve risk and uncertainties. The words “believe,” “expect,” “estimate,” “may,” “will,” “could,” “plan,” or “continue” and similar expressions are intended to identify forward-looking statements. Willdan’s actual results could differ significantly from the results discussed in such forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those discussed under the heading “Risk Factors” in Willdan’s Annual Report on Form 10-K for the year ended December 27, 2013. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. Willdan undertakes no obligation to (and expressly disclaims any obligation to) revise or update any forward-looking statement, whether as a result of new information, subsequent events, or otherwise (except as may be required by law), in order to reflect any event or circumstance which may arise after the date of this Current Report on Form 8-K.

Item 9.01.             Exhibits.

Exhibit 99.1       Press Release of Willdan Group, Inc.

Exhibit 99.2       Investor presentation of Willdan Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLDAN GROUP, INC.

Date: June 20, 2014	By:	/s/ Stacy B. McLaughlin
Stacy B. McLaughlin
Chief Financial Officer

Exhibit Index

99.1                        Press Release of Willdan Group, Inc.

99.2                        Investor presentation of Willdan Group, Inc.